Exhibit 99.1

ENTERED

10/08/2019

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
BRISTOW GROUP INC., et al.,[1]	)	Case No. 19-32713 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

ORDER (I) APPROVING THE DISCLOSURE

STATEMENT, (II) CONFIRMING THE AMENDED JOINT CHAPTER 11

PLAN OF REORGANIZATION OF BRISTOW GROUP INC. AND ITS DEBTOR

AFFILIATES, AS FURTHER MODIFIED AND (III) GRANTING RELATED RELIEF

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having: 2

a.

commenced, on May 11, 2019 (the “Petition Date”), these Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”);

b.

filed,[3] on the Petition Date, the Declaration of Brian J. Allman in Support of the Debtors’ First Day Motions [Docket No. 25] (the “First Day Declaration”), detailing the facts and circumstances of the Debtors’ Chapter 11 Cases;

c.	operated their businesses and managed their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

d.

entered into that certain Restructuring Support Agreement, dated as of May 10, 2019 (as amended and restated on June 27, 2019 and July 24, 2019 and amended on August 22, 2019, and as further modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Restructuring Support

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are: Bristow Group Inc. (9819), BHNA Holdings Inc. (8862), Bristow Alaska Inc. (8121), Bristow Helicopters Inc. (8733), Bristow U.S. Leasing LLC (2451), Bristow U.S. LLC (2904), BriLog Leasing Ltd. (9764), and Bristow Equipment Leasing Ltd. (9303). The corporate headquarters and the mailing address for the Debtors listed above is 2103 City West Blvd., 4th Floor, Houston, Texas 77042.

[2]

Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan (as defined below). The rules of interpretation set forth in Article I.B of the Plan apply to the Confirmation Order.

[3]	Unless otherwise indicated, use of the term “filed” herein refers also to the service of the applicable document filed on the docket in these chapter 11 cases, as applicable.

Agreement”) to which that certain Backstop Commitment Agreement, dated as of July 24, 2019 is attached as Exhibit 2 of Exhibit A thereto (as modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Backstop Commitment Agreement”), which sets forth the terms of a consensual financial restructuring of the Debtors and a new equity capital investment pursuant to the Rights Offering;

e.

filed, on August 1, 2019, the Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates [Docket No. 498] and the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates [Docket No. 499];

f.

filed, on August 8, 2019, the Debtors’ Emergency Motion for Entry of an Order (I) Conditionally Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Plan, (III) Approving the Form of Various Ballots and Notices in Connection Therewith, (IV) Approving the Rights Offering Procedures, and (V) Approving the Scheduling of Certain Dates in Connection with Confirmation of the Plan [Docket No. 520] (the “Conditional Disclosure Statement Motion”);

g.

filed, on August 20, 2019, the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates [Docket No. 574] and the Amended Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates [Docket No. 575] (the “Amended Disclosure Statement”);

h.

filed on August 22, 2019, the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Modified [Docket No. 589] (as amended, amended and restated or otherwise modified from time to time, including by the Modified Plan (as defined below), the “Plan”) and the Amended Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Modified [Docket No. 590] (with the exhibits thereto filed with the Amended Disclosure Statement, the “Disclosure Statement”);

i.

served, on or about August 26, 2019, the Notice of (A) Deadline to Cast Votes to Accept or Reject Amended Joint Chapter 11 Plan for the Debtors, as Modified, (B) Combined Hearing to Consider Approval of the Disclosure Statement Related Thereto, (C) Deadline to Object to Confirmation, and (D) Related Matters and Procedures (the “Combined Hearing Notice”), which contained notice of the date and time set for the hearing to consider approval of the Disclosure Statement and confirmation of the Plan (the “Combined Hearing”), and the deadline for filing objections to the Plan and the Disclosure Statement, on all creditors and equity holders of the Debtors, as evidenced by the Solicitation Affidavit (defined below), consistent with the Conditional Disclosure Statement Order (defined below);

j.

published, on August 29, 2019, in The Wall Street Journal (National Edition) and the Houston Chronicle, as evidenced by the Publication Affidavit (defined below), the Combined Hearing Notice, consistent with the Conditional Disclosure Statement Order;

k.

distributed for solicitation, on or about August 29, 2019, (i) the Disclosure Statement, as conditionally approved by the Court; (ii) the Solicitation Procedures Order; (iii) the Solicitation Procedures; (iv) the Combined Hearing Notice; (v) the ballots for each Voting Class (defined below); (vi) a pre-addressed, postage pre- paid reply envelope; and (vii) cover letters from the Debtors and Creditors’ Committee (collectively, the “Solicitation Package”) to all known holders of Claims as of August 21, 2019 in Class 3 (2019 Term Loan Facility Claims), Class 4 (Secured Notes Claims), Class 6 (PK Air Credit Facility Claims and MAG Lease Obligation Claims), Class 8 (Unsecured Notes Claims), and Class 12 (General Unsecured Claims), which are entitled to vote to accept or reject the Plan, as evidenced by the Solicitation Affidavit, consistent with the order granting the Conditional Disclosure Statement Order;

l.

distributed, on or about August 29, 2019, (i) to all known holders of Claims as of August 21, 2019 in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (Lombard (BULL) Term Loan Claims), Class 9 (Lombard (BALL) Term Loan Guarantee Claims and UK ABL Credit Facility Guaranty Claims), Class 10 (MCA and Other Customer Claims) and Class 11 (Trade Claims), which are deemed to accept the Plan and not entitled to vote to accept or reject the Plan, a Non-Voting Status Notice with Respect to Unimpaired Classes Presumed to Accept the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Affiliate Debtors, as Modified (the “Deemed to Accept Notice”), and (ii) to all known holders of Claims or Interests as of August 21, 2019 in Class 15 (Existing Interests) and Class 16 (Section 510(b) Claims), which are deemed to reject the Plan and not entitled to vote to accept or reject the Plan, the Non-Voting Status Notice with Respect to Impaired Classes Presumed to Reject the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Affiliate Debtors, as Modified (the “Deemed to Reject Notice”), which included a Third Party Release Opt Out Form to permit holders of Class 15 Claims or Class 16 Interests to opt out of the Third Party Releases (defined below) (the “Opt Out Form”), as evidenced by the Solicitation Affidavit, consistent with the order granting the Conditional Disclosure Statement Order;

m.

filed, on August 30, 2019, the Debtors’ Emergency Motion to Approve Term Sheet with PK Airfinance S.À.R.L. and Milestone Aviation Group Limited [Docket No. 611] (the “Milestone 9019 Motion”) seeking approval of the Milestone Settlement;

n.

filed, on September 9, 2019, the Notice of Filing of Assumed Executory Contract and Unexpired Lease Schedule [Docket No. 632] (as subsequently amended on September 30, 2019 [Docket No. 741], the “Assumption Schedule”) and the Notice of Filing of Rejected Executory Contract and Unexpired Lease Schedule [Docket No. 633] (the “Rejection Schedule”) and served, on September 9, 2019, notices on the contract counterparties listed in the Assumption Schedule and the Rejection Schedule, informing such counterparties of the assumption or rejection, as applicable, of their contracts (the “Contract Notices”), as evidenced by the Contract Notice Affidavit (defined below), consistent with the Conditional Disclosure Statement Order;

o.

filed, on September 10, 2019, the Affidavit of Publication (the “Publication Affidavit”) and the Affidavit of Service of Solicitation Materials [Docket No. 634] (“Solicitation Affidavit”) and, on September 26, 2019, the Corrected Affidavit of Service with respect to the Contract Notices [Docket No. 721] (the “Contract Notice Affidavit” and together with the Publication Affidavit and the Solicitation Affidavit, the “Affidavits”)

p.

filed, on September 16, 2019, the Plan Supplement for the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Modified [Docket No. 656] (the “First Plan Supplement”);

q.

filed, on September 28, 2019, the Debtors’ Emergency Motion to Approve Term Sheet with Macquarie Leasing LLC and Macquarie Rotocraft Holdings LLC [Docket No. 731] seeking approval of a settlement (the “Macquarie Settlement”) with Macquarie Leasing LLC and Macquarie Rotocraft Holdings LLC (collectively, “Macquarie”) pursuant to which, among other things, the Debtors and Macquarie would amend the Macquarie Term Loan Credit Facility (as so amended, the “Amended Macquarie Term Loan Credit Facility”);

r.

filed, on September 30, 2019, the Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Modified [Docket No. 739], which detailed the results of the Plan voting process (the “Voting Declaration” and, together with the First Day Declaration, the “Declarations”);

s.	filed, on September 30, 2019, the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Further Modified [Docket No. 742].

t.

filed, on September 30, 2019, the Debtors’: (I) Memorandum of Law in Support of (A) Approving Adequacy of Debtors’ Disclosure Statement, and (B) Confirmation of Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and its Debtor Affiliates, as Modified; (II) Reply to Objections with Respect to the Plan and Disclosure Statement and (III) Opposition to Motion to Appoint Equity Committee) [Docket No. 744] (the “Confirmation Brief”);

u.

filed, on September 30, 2019, the Declaration of Joseph J. Sciametta in Support of an Order Approving the Debtors’ Disclosure Statement for and Confirming the Debtors’ Joint Chapter 11 Plan [Docket No. 781] (the “Sciametta Declaration” and, together with the First Day Declaration and the Voting Declaration, the “Declarations”);

v.

filed, on October 2, 2019, the Amended Plan Supplement for the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Modified [Docket No. 782] (the “Amended Plan Supplement” and, together with the First Plan Supplement, as modified, amended, or supplemented from time to time, the “Plan Supplement”, which, for purposes of the Plan and this Confirmation Order, is included in the definition of the “Plan”); and

w.	filed, on October 2, 2019, the Stipulated Findings of Fact for Combined Disclosure Statement and Confirmation Hearing [Docket No. 784] (the “Stipulated Facts”).

The Court having:

a.

entered, on August 26, 2019, the Order (i) Conditionally Approving the Adequacy of the Disclosure Statement, (ii) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Plan, (iii) Approving the Form of Various Ballots and Notices in Connection Therewith, (iv) Approving the Rights Offering Procedures, and (v) Approving the Scheduling of Certain Dates in Connection with Confirmation of the Plan [Docket No. 599] (the “Conditional Disclosure Statement Order”);

b.

entered, on September 23, 2019, that Order Granting Debtors’ Motion to Approve Term Sheet with PK Airfinance S.À.R.L. and Milestone Aviation Group Limited [Docket No. 698] (the “Milestone Settlement Order”);

c.

set September 23, 2019, at 4:00 p.m. (prevailing Central Time) as the deadline for voting on the Plan (the “Voting Deadline”) and deadline for filing objections to confirmation of the Plan (the “Objection Deadline”);

d.

set October 3, 2019 at 1:00 p.m. (prevailing Central Time), as the date and time for the Combined Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Conditional Disclosure Statement Order, the time for which was subsequently changed to 9:00 a.m. (prevailing Central Time) on the same date;

e.

reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Brief, the Declarations, the Voting Declaration, the Combined Hearing Notice, the Affidavits, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements, and reservations of rights;

f.	held the Combined Hearing;

g.

heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation and having considered the record of these Chapter 11 Cases and taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases; and

h.	considered all oral representations, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation.

NOW, THEREFORE, after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, and conclusions of law:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

A. Findings of Fact. The findings of fact and conclusions of law set forth herein, in the Plan, including specifically in Article IX of the Plan, in the Stipulated Facts and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B. Jurisdiction, Venue, and Core Proceeding. The Court has jurisdiction over these Chapter 11 Cases pursuant to section 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of title 28 of the United States Code.

C. Disclosure Statement. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein and (c) specific descriptions of releases and injunctions related thereto in accordance with Bankruptcy Rule 3016(c). The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).

D. Ballots. The Classes entitled to vote on the Plan (collectively, the “Voting Classes”) are set forth below:

Class	Designation
3	2019 Term Loan Facility Claims
4	Secured Notes Claims
6	PK Air Credit Facility Claims and MAG Lease Obligation Claims
7	Macquarie Term Loan Credit Facility Claims
8	Unsecured Notes Claims
12	General Unsecured Claims

As set forth and approved in the Solicitation Procedures Order, the ballots the Debtors used to solicit votes to accept or reject the Plan from holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for holders in the Voting Classes to vote to accept or reject the Plan.

E. Notice. As evidenced by the Affidavits and the Voting Declaration, all parties required to be given notice of the Combined Hearing (including the deadline for filing and serving objections to approval of the Disclosure Statement and confirmation of the Plan) have been given due, proper, adequate, timely, and sufficient notice of the Combined Hearing in accordance with the Solicitation Procedures Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable non-bankruptcy rules, laws, and regulations and such parties have had an opportunity to appear and be heard with respect thereto.

F. Solicitation. As described in and evidenced by the Affidavits and the Voting Declaration, transmittal and service of the Solicitation Materials (collectively, the “Solicitation”) were timely, adequate, appropriate, and sufficient under the circumstances. The Solicitation (i) was conducted in good faith and (ii) complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation and Scheduling Order, and all other applicable non-bankruptcy rules, laws, and regulations applicable to the Solicitation.

G. Vote Tabulation. As described in the Voting Declaration, the holders of Claims in the Class 3 (2019 Term Loan Facility Claims), Class 4 (Secured Notes Claims), Class 6 (PK Air Credit Facility Claims and MAG Lease Obligations Claims), Class 8 (Unsecured Notes Claims) and Class 12 (General Unsecured Claims) are Impaired under the Plan and have voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code. All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Procedures Order, and all other applicable non-bankruptcy rules, laws, and regulations. Additionally, Class 7 (Macquarie Term Loan Credit Facility Claims) is Impaired under the Plan and the Macquarie Parties, through the Macquarie Settlement, have voted to accept the Plan.

H. Service of Opt Out Form. The process described in the Voting Declaration and the Solicitation Affidavit that the Debtors and Prime Clerk followed to identify the relevant parties on which to serve the Opt Out Form and to distribute the Opt Out Form (i) is consistent with the industry standard for the identification and dissemination of such materials on holders of public securities, and (ii) was reasonably calculated to ensure that each of Holders of Interests in Class 15 and Claims in Class 16 was informed of its ability to opt out of the Third Party Releases and the consequences for failing to timely do so.

I. Modifications to Plan. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan set forth in the Modified Plan or in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim under the Plan. Notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

J. Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action. Article VIII.B of the Plan describes certain releases granted by the Debtors, the Reorganized Debtors and the Estates (the “Debtor Releases”). Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and holders of Claims and Interests. The Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by Article VIII.B of the Plan; (c) given, and made, after due notice and opportunity for hearing; (d) appropriately tailored under the facts and circumstances of the Chapter 11 Cases; and (e) a bar to any of the Debtors, the Reorganized Debtors and the Estates asserting any Claim or Cause of Action released by the Debtor Releases.

K. Article VIII.C of the Plan describes certain releases (the “Third-Party Releases”) granted by the Releasing Parties of the Released Parties which include: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Facility Agent; (d) the DIP Facility Lenders; (e) the Backstop Commitment Parties; (f) the Holders of 2019 Term Loan Facility Claims; (g) the 2019 Term Loan Facility Agent; (h) the Amended and Restated 2019 Term Loan Facility Lenders; (i) the Amended and Restated 2019 Term Loan Facility Agent; (j) the Supporting Noteholders; (k) the Indenture Trustees; (l) the Exit Facility Lenders; (m) the Exit Facility Agent; (n) the Milestone Parties; (o) the Creditors’ Committee and each of its current and former members and the parties related to any of the foregoing as more fully set forth in Article I.A.175 of the Plan.

L. The Third-Party Releases are consensual with respect to the Releasing Parties and such parties were provided notice of the chapter 11 proceedings, the Plan, the deadline to object to confirmation of the Plan, and received the Combined Hearing Notice and were properly informed that the Holders of Claims against or Interests in the Debtors that did not (a) check the “opt out” box on the applicable Ballot or opt out form attached to the Deemed to Reject Notice, returned in advance of the Voting Deadline, or (b) object to their inclusion as a Releasing Party on or before the Objection Deadline would be deemed to have consented to the release of all Claims and Causes of Action against the Debtors and the Released Parties as set forth in Article VIII.C. The Combined Hearing Notice was additionally published in The Wall Street Journal (National Edition) and the Houston Chronicle on August 29, 2019. The release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Combined Hearing Notice, the Deemed to Accept Notice and the Deemed to Reject Notice. Importantly, the inclusion of the parties to the Restructuring Support Agreement and the Milestone Parties in the Third-Party Releases was a material inducement for their participation, negotiation and ultimate resolution of Claims through the Restructuring Support Agreement, the Milestone Settlement and Plan, as applicable.

M. The Third Party Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Releases; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in these Chapter 11 Cases; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released by the Third Party Release against any of the Released Parties; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

N. The exculpation, described in Article VIII.D of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in good faith in these Chapter 11 Cases and is appropriately released and exculpated from any obligation, Cause of Action, or liability for any act taken or omitted to be taken in connection with, or arising from or relating in any way to, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions (including the 2019 Term Loan Facility Credit Agreement), the Original RSA, the Original DIP Commitment Letter, the Initial Amended RSA, the Disclosure Statement, the Plan, the Rights Offering, the Rights Offering Procedures, the Backstop Commitment Agreement, the DIP Facility, the Exit Facility, the Amended and Restated 2019 Term Loan Facility, any other Restructuring Documents, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement with respect to the foregoing.

O. The injunction provisions set forth in Article VIII.E of the Plan are necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Releases, and the Exculpation, and are narrowly tailored to achieve this purpose.

P. Article IV.T of the Plan provides that the Reorganized Debtors will retain, and may assert, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, relinquished, exculpated released, compromised or settled by the Plan, whether arising before or after the Petition Date in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding the preservation of Causes of Action in the Plan are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

Q. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.G of the Plan (the “Lien Release”), except as otherwise expressly provided in the Plan and this Confirmation Order, is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

R. Management Incentive Plan. The Plan provides for the allocation of New Stock to the Management Incentive Plan. The Debtors disclosed the terms of the Management Incentive Plan in Exhibit I of the Plan Supplement. The Court finds that allocation of the New Stock to the Management Incentive Plan is fair and reasonable and is appropriate to align the incentives of participants with the goals of Reorganized Bristow Parent.

S. Rights Offering. The Debtors solicited subscriptions to the Rights Offering in good faith pursuant to the Rights Offering Procedures set forth in the Solicitation Procedures Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and any applicable non-bankruptcy laws, rules or regulations, and the Rights Offering Procedures are fair, equitable, and reasonable and provide for the Rights Offering to be conducted in a manner that is in the best interests of the Debtors, the Estates and holders of Claims and Interests.

T. Valuation. The evidence with respect to the valuation analysis of the Debtors introduced at the Combined Hearing and in the Declarations provides the basis for and supports the distributions and recoveries of Holders of Claims and Interests under the Plan, and is reasonable, persuasive and credible, and uses reasonable and appropriate methodologies and assumptions. Based on all of the evidence presented by the Debtors and other parties both prior to and at the Combined Hearing, the enterprise value of the Debtors pursuant to the Plan does not exceed $1.25 billion. Given such enterprise value of the Debtors, pursuant to the applicable provisions of the Bankruptcy Code and Bankruptcy Rules, the Plan’s treatment of Existing Interests is appropriate and reasonable, and Holders of Existing Interests are not entitled to receive any distribution under the Plan.

U. Cram Down Requirements. Classes 1, 2, 5, 9, 10 and 11 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Each of the Voting Classes, Classes 3, 4, 6, 7, 8 and 12, has voted to accept the Plan. Holders of Existing Interests in Class 15 and Section 510(b) Claims in Class 16 were not solicited and are deemed to have rejected the Plan because the enterprise value of the Debtors is less than the aggregate amount of Claims against the Debtors. Additionally, Holders of Intercompany Claims in Class 13 and Intercompany Interests in Class 14 (together with

Class 13, Class 15 and Class 16, the “Deemed Rejecting Classes”) are conclusively presumed to accept or deemed to reject the Plan and, accordingly, were not solicited. Accordingly, notwithstanding the foregoing, the Plan is confirmable despite the failure to satisfy section 1129(a)(8) because, as set forth below, it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

V. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Declaration, each Voting Class voted to accept the Plan by more than the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

W. The Plan also satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that each Deemed Rejecting Class has been, or may be, deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(l) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to each Deemed Rejecting Class. The Plan has been proposed in good faith, is reasonable and meets the requirements that no Holder of any Claim or Interest that is junior to each Deemed Rejecting Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Holder of a Claim or Interest in a Class senior to such Class is receiving more than 100% of the amount of its Claim on account of such Claim. Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly because similarly situated creditors will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

X. Good Faith. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining based on the evidence presented to this Court, including the Declarations, the Plan, the Disclosure Statement and the other motions and pleadings filed and the testimony elicited at the Combined Hearing, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, the Restructuring Support Agreement, the process leading to Confirmation, including the overwhelming support of holders of Claims in the Voting Classes for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources. The Plan is the product of good faith, arm’s length negotiations by and among the Debtors, the parties to the Restructuring Support Agreement and the Creditors’ Committee, among others.

Y. Satisfaction of Confirmation. Based on the foregoing and the findings contained in Article IX of the Plan, the Debtors, as proponents of the Plan, have met their burden of proving by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation, that the Plan satisfied all applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code required for Confirmation.

ORDER

IT IS HEREBY ORDERED THAT:

I.	Approval of the Disclosure Statement

1. The Disclosure Statement and the Solicitation Materials are approved on a final basis pursuant to section 1125 of the Bankruptcy Code. Any and all remaining objections or reservations of rights with respect to the Disclosure Statement that have not been withdrawn or resolved as of the entry of this Confirmation Order are hereby overruled in their entirety on the merits.

II.	Confirmation of the Plan

2. The Plan is confirmed pursuant to section 1129 of the Bankruptcy Code.

3. Any and all objections to the Plan that have not been withdrawn or resolved on the merits as of the entry of this Confirmation Order are hereby overruled in their entirety on the merits.

4. The documents contained in the Plan Supplement are integral to the Plan and are approved by the Court and the Debtors and the Reorganized Debtors (as applicable) are authorized to take all actions required under the Plan and the Plan Supplement documents to effectuate the Plan, the Plan Supplement and the Restructuring Transactions, including, for the avoidance of doubt, the issuance of any new equity interests as contemplated by the Plan.

5. The terms of the Plan, the Plan Supplement, the Milestone Settlement Order and the exhibits thereto are incorporated herein by reference, and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, the Milestone Settlement Order, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date on all parties in interest, including the Debtors, the Reorganized Debtors and all holders of Claims and Interests. The failure to specifically include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, the Milestone Settlement Order or any related document in this Confirmation Order does not diminish or impair the effectiveness or enforceability of such article, section, or provision.

6. The compromises and settlements set forth in the Plan are approved, and will be effective immediately and binding on all parties in interest on the Effective Date.

7. The Debtors shall cause to be served a notice of the entry of this Confirmation Order and occurrence of the Effective Date, substantially in form attached hereto as Exhibit B (the “Confirmation Notice”), upon (a) all parties listed in the creditor matrix maintained by Prime Clerk LLC and (b) such additional persons and entities as deemed appropriate by the Debtors, no later than five (5) business days after the Effective Date. The Debtors shall cause the Confirmation Notice to be published in the Wall Street Journal and the Houston Chronicle within seven (7) business days after the Effective Date.

III.	Releases by the Debtors

8. The following release by the Debtors in Section VIII.B of the Plan is approved:

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, their Estates, and any person seeking to exercise the rights of the Estates, including any successors to the Debtors or any Estates representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to the Debtors or any Estates representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, or that any Holder of any Claim or Interest could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part:

1. the Debtors, the business or contractual arrangement between the Debtors and any Released Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, the 2019 Term Loan Facility, the Compensation and Benefit Programs, intercompany transactions, or the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Plan, the Disclosure Statement, Rights Offering Procedures, or any other Restructuring Documents;

2. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Original RSA, the Original DIP Commitment Letter, the Initial Amended RSA, the Disclosure Statement, or the Plan, including the Rights Offering, the Backstop Commitment Agreement, the DIP Facility, the Exit Facility, the Amended and Restated 2019 Term Loan Facility, or any other Restructuring Documents;

3. the Chapter 11 Cases, the Disclosure Statement, the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement with respect to the foregoing; or

4. any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including all Avoidance Actions or other relief obtained by the Debtors in the Chapter 11 Cases.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (ii) the rights of any current employee of the Debtors under any employment agreement or plan, (iii) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors, (iv) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (v) the rights of Holders of Allowed Claims to receive distributions under the Plan, (vi) any Cause of Action the Debtors may have against Columbia Helicopters, Inc. and its Related Parties, or (vii) any Cause of Action the Debtors may have against any of their former officers or directors as of the Petition Date in respect of payments made and referenced under any separation, retirement, consulting agreement, employment agreement or plan.

Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing release, which includes by reference each of the related provisions and definitions contained herein, and further, constitutes the Bankruptcy Court’s finding that the foregoing release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable, and reasonable; and (v) given and made after due notice and opportunity for hearing.

IV.	Releases by Holders of Claims and Interests.

9. The following release by Holders of Claims and Interests in Section VIII.C of the Plan is approved:

As of the Effective Date, except as otherwise provided herein, each Releasing Party is deemed to have fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part:

1. the Debtors, the business or contractual arrangement between the Debtors and any Releasing Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, the 2019 Term Loan Facility, the Compensation and Benefit Programs, intercompany transactions, or the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Plan, the Disclosure Statement, Rights Offering Procedures, or any other Restructuring Documents;

2. any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Original RSA, the Original DIP Commitment Letter, the Initial Amended RSA, the Disclosure Statement, or the Plan, including the Rights Offering, the Backstop Commitment Agreement, the DIP Facility, the Exit Facility, the Amended and Restated 2019 Term Loan Facility, or any other Restructuring Documents;

3. the Chapter 11 Cases, the Disclosure Statement, the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement with respect to the foregoing; or

4. any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including all Avoidance Actions or other relief obtained by the Debtors in the Chapter 11 Cases.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (ii) the rights of any current employee of the Debtors under any employment agreement or plan, (iii) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors, (iv) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (v) the rights of Holders of Allowed Claims to receive distributions under the Plan, (vi) any Cause of Action the Debtors may have against Columbia Helicopters, Inc. and its Related Parties, or (vii) any Cause of Action the Debtors may have against any of their former officers or directors as of the Petition Date in respect of payments made and referenced under any separation, retirement, consulting agreement, employment agreement or plan.

Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the foregoing release, which includes by reference each of the related provisions and definitions contained herein, and further, constitutes the Bankruptcy Court’s finding that the foregoing release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable, and reasonable; and (v) given and made after due notice and opportunity for hearing.

V.	Exculpation.

10. The following exculpation of the Exculpated Parties in Section VIII.D of the Plan is approved:

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions (including the 2019 Term Loan Facility Credit Agreement), the Original RSA, the Original

DIP Commitment Letter, the Initial Amended RSA, the Disclosure Statement, the Plan, the Rights Offering, the Rights Offering Procedures, the Backstop Commitment Agreement, the DIP Facility, the Exit Facility, the Amended and Restated 2019 Term Loan Facility, any other Restructuring Documents, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement with respect to the foregoing, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

VI.	Injunction.

11. The following injunction in Section VIII.E of the Plan is approved:

Except as otherwise expressly provided in the Plan or for obligations or distributions issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Released Parties or the Exculpated Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

VII.	Implementation of Other Necessary Documents and Agreements

12. The Debtors and the Reorganized Debtors, as applicable, are authorized, without further notice to, or action, order or approval of this Court or any other Person, to execute and deliver all agreements, documents, instruments and certificates relating to such documents and agreements and to perform their obligations thereunder, including, without limitation, to pay all fees, costs and expenses thereunder in accordance with the Plan. The terms and conditions of such documents and agreements are reaffirmed or approved, as applicable, and shall, upon completion of documentation and execution, be valid, binding and enforceable.

VIII.	Plan Distributions

13. The Debtors are authorized to make all Plan Distributions pursuant to the terms of the Plan and to pay any other applicable fees and expenses approved by any other order of this Bankruptcy Court.

IX.	Rights Offering

14. On the Effective Date, Reorganized Bristow Parent shall consummate the Rights Offering in accordance with the Rights Offering Procedures set forth in the Solicitation Procedures Order and the Plan.

X.	No Action Required

15. Under section 1142(b) of the Bankruptcy Code and applicable nonbankruptcy law, including section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business organization laws of any other jurisdiction, as applicable, no action of the directors, partners, managers, members, stockholders or equity holders of the Debtors or the Reorganized Debtors, as applicable, is required to authorize the Debtors and the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan and following the Effective Date, each of the Restructuring Documents, including the New Organizational Documents, will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof.

16. Subject to the terms of the RSA and the Backstop Commitment Agreement, the Debtors are also authorized from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to implement the transactions contemplated by the Plan, including those set forth in the Restructuring Transactions Exhibit attached as Exhibit L to the Plan Supplement, including, among other things, any merger, transfer, liquidation, or consolidation of any of the Debtors or their non-Debtor subsidiaries or their assets.

17. This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority or any contract to which any of the Debtors are party with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements provided for therein, and any amendments or modifications thereto.

XI.	Cancellation of Instruments and Release of Liens

18. Except as otherwise provided in the Plan, the Milestone Settlement Order or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, (a) all notes, instruments, Certificates, and other documents evidencing Claims or Interests, including the Indentures, (b) if the Debtors enter into the Exit Facility, the 2019 Term Loan Credit Agreement, and (c) any other credit agreements and indentures, shall be terminated and canceled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged and, subject to Article IV.M of the Plan, the Indenture Trustees and, if applicable, 2019 Term Loan Facility Agent shall be released from all duties thereunder without any need for further action or approval by the Bankruptcy Court or any Holder or other person, provided that the Indentures and, if applicable, the 2019 Term Loan Credit Agreement shall survived the occurrence of the Effective date and continue in effect solely to the extent set forth in Article IV.M of the Plan.

XII.	Release of Liens

19. Except as otherwise specifically provided in the Plan, the Milestone Settlement Order, the Exit Facility Credit Agreement or the Amended and Restated 2019 Term Loan Credit Agreement, as applicable, the Amended PK Air Credit Facility Agreement or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, and except with respect to Secured Claims that are Reinstated pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors or the Reorganized Debtors, or any other Holder of a Secured Claim. In addition, at the sole expense of the Debtors or the Reorganized Debtors, the Holders of Secured Claims shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent for the Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

XIII.	Exemption from Registration

20. The offering, issuance, and distribution of any Securities pursuant to the Plan, including the New Stock, shall be exempt from the registration requirements of section 5 of the Securities Act or any similar federal, state, or local law in reliance on (1) with respect to the New Common Stock issued as part of the Unsecured Common Equity Pool, or in connection with the 1145 Rights Offering, section 1145 of the Bankruptcy Code or, only to the extent such exemption under section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act, (2) with respect to the New Common Stock and New Preferred Stock issued in connection with the 4(a)(2) Rights Offering, and all Unsubscribed Shares of New Common Stock and New Preferred Stock issued to the Backstop Commitment Parties pursuant to the Backstop Commitment Agreement (other than shares of New Common Stock and New Preferred Stock issued on account of the Backstop Commitment Fee), section (4)(a)(2) of the Securities Act or Regulation D promulgated thereunder and (3) with respect to the New Common Stock and New Preferred Stock issued on account of (x) the Backstop Commitment Fee, (y) Equitization Allocation New Common Stock and Equitization Allocation New Preferred Stock, and (z) the Equitization Consent Fee, section 1145 of the Bankruptcy Code.

21. Pursuant to section 1145 of the Bankruptcy Code, the New Common Stock issued under the Plan as part of the Unsecured Common Equity Pool, or in connection with the 1145 Rights Offering, or the New Stock issued on account of the Backstop Commitment Fee, the Equitization Allocation New Common Stock, the Equitization Allocation New Preferred Stock, and the Equitization Consent Fee, may be sold without registration under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; (2) any other applicable regulatory approval; and (3) the transfer restrictions set forth in the New Shareholders’ Agreement and the New Organizational Documents, if any. All shares of New Common Stock and New Preferred Stock issued on account of (x) the Backstop Commitment Fee, (y) the Equitization Allocation New Common Stock and Equitization Allocation New Preferred Stock, and (z) the Equitization Consent Fee, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145 of the Bankruptcy Code. All New Common Stock and New Preferred Stock issued in connection with the 4(a)(2) Rights Offering, and all Unsubscribed Shares of New Common Stock and New Preferred Stock issued to the Backstop Commitment Parties pursuant to the Backstop Commitment Agreement (other than shares of New Common Stock and New Preferred Stock issued on account of the Backstop Commitment Fee), will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

22. Persons who purchase the New Common Stock or the New Preferred Stock pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will hold “restricted securities.” Resales of such restricted securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Holders of restricted securities would, however, be permitted to resell New Common Stock or New Preferred Stock without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A or any other exemption from registration under the Securities Act, or if such securities are registered with the Securities and Exchange Commission.

XIV.	Enforceability of Plan

23. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, upon the Effective Date, the provisions of this Confirmation Order and the Plan shall apply and be binding and enforceable notwithstanding any otherwise applicable nonbankruptcy law.

XV.	Reservation of Rights of the United States

24. As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), notwithstanding anything to the contrary in this Confirmation Order, the Plan, the Plan Supplement or the Disclosure Statement, as to the United States, nothing in the Confirmation Order, Plan, or Disclosure Statement shall: (1) affect or impair the rights of the United States to assert setoff and recoupment and such rights (and the Debtors’ defenses and any corresponding setoff and recoupment rights of the Debtors) are expressly preserved; (2) affect or impair the exercise of the United States’ police and regulatory powers against the Debtors, the Reorganized Debtors, or any non-Debtor; (3) be construed as a compromise or settlement of any claim, liability, suit, cause of action, or interest of the United States; (4) release, enjoin, or discharge any non-Debtor from any claim, liability, suit, or cause of action of the United States nor shall anything in the Confirmation Order, the Plan, the Plan Supplement or the Disclosure Statement enjoin the United States from bringing any claim, suit, cause of action, or other proceeding against any non-Debtor for any liability whatsoever; or (5) shall affect or impair any rights or causes of action that the United States has or may have against any surety under any Customs or other bond pursuant to applicable non-bankruptcy law, nor shall anything in the Confirmation Order, the Plan, the Plan Supplement or the Disclosure Statement preclude or prohibit the ability of the United States to make demand on, be paid by, or otherwise pursue any surety that is jointly and severally liable for any debt owed to the United States; provided that nothing in this paragraph shall affect in any way any release by the Debtors, Reorganized Debtors, their Estates, any person exercising the rights of the Estates, or any successor to the Estates of the Released Parties provided for in Article VIII.B of the Plan.

25. No provision in the Plan or this Confirmation Order relieves the Debtors or the reorganized Debtors from their obligation to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the Federal Communications Commission (“FCC”). No transfer of any FCC license or authorization held by the Debtors or transfer of control of the Debtors, or transfer of control of a FCC licensee controlled by the Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

XVI.	Louisiana Department of Revenue

26. A failure by any Debtor or Reorganized Debtor to make a payment due under the Plan or pay any tax due for any post-Confirmation tax period to the Louisiana Department of Revenue (“LDR”) shall be an “Event of Default”. LDR will give the Debtor written notice of the Event of Default (“Notice of Default”) at the address listed on the Debtor’s most recent filed tax return, with a copy to the Debtors’ counsel, provided however, that the failure to declare an Event of Default at the time of occurrence not constitute a waiver by LDR of its right to declare that the Debtor is in default. If the Debtor fails to cure the default within twenty (20) days after receipt of Notice of Default, LDR may (a) enforce the entire amount of its Claim; (b) exercise any and all rights and remedies allowed under state law or any other applicable non-bankruptcy law; and/or (c) seek such relief as my be available from a court of applicable jurisdiction. Any Allowed Administrative Claims of LDR not timely paid in accordance with applicable law shall include interest at the applicable statutory rate of the State of Louisiana. Notwithstanding anything in the Plan or the Confirmation Order to the contrary, (i) LDR’s setoff rights, if any, are preserved, (ii) the Plan does not release any third party non-Debtor entity for any liability owed to LDR with respect to Sales or Withholding Taxes imposed pursuant to La. R.S. 47:1561:1.

27. For the avoidance of doubt, pursuant to section 503(b)(1)(D), LDR is not required to file a request for the payment of an expense described in sections 503(b)(1)(B) or (C) as a condition of its being an Allowed Administrative Expense Claim. Additionally, for the avoidance of doubt, notwithstanding anything in the Plan or the Confirmation Order to the contrary, on and after the Effective Date, LDR is permitted to amend a previously timely filed proof of claim to the extent it relates back to such previously filed proof of claim. The Reorganized Debtors’ rights to dispute any such amendment are preserved.

28. Notwithstanding anything in the Plan to the contrary, the Bankruptcy Court’s retention of jurisdiction with respect to LDR’s prepetition claim(s) shall be limited to (i) resolving the amount of and all other matters with respect to any tax claim arising prior to Confirmation, and (ii) enforcing any discharge provision of the Plan. Subject to section 505 of the Bankruptcy Code, the Bankruptcy Court retains exclusive jurisdiction to address all matters pertaining to any LDR Claim arising prior to Confirmation.

XVII.	Management Incentive Plan

29. Reorganized Bristow Parent is authorized to implement the Management Incentive Plan to the extent provided for in the Plan.

XVIII.	Exit Facility and Amended Debt Facilities

30. The Reorganized Debtors are hereby authorized to enter into, on the Effective Date, and take such actions as necessary or desirable to perform under either of the Exit Facility and the Amended and Restated 2019 Term Loan Facility and, in each case, all documents or agreements related thereto, including the payment or reimbursement of any fees, indemnities and expenses under or pursuant to any such documents and agreements in connection therewith. In addition, to the extent not entered into by the Debtors prior to the Effective Date, the Reorganized Debtors are hereby authorized to enter into the Amended PK Air Loan Documents and the amendments to the Macquarie Term Loan Documents provided for in the Macquarie Settlement (the “Amended Macquarie Term Loan Credit Facility”), all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Reorganized Debtors in connection therewith.

31. The Debtors shall continue and complete the Exit Facility marketing process in accordance with the terms of the Plan and the Restructuring Support Agreement. In the event that the Exit Facility marketing process is not successfully completed, the Debtors shall provide for the treatment of the 2019 Term Loan Facility Claims in accordance with Article III.B.3.b.ii of the Plan, provided that any Amended and Reinstated 2019 Term Loan Credit Agreement shall be acceptable to the “Required Lenders” (as defined in the 2019 Term Loan Facility), the Required Supporting Secured Noteholders (as defined in the Restructuring Support Agreement) and the Required Backstop Parties (as defined in the Restructuring Support Agreement) and shall be subject to the Committee Consent Right.

32. The lenders under the Exit Facility or the Amended and Restated 2019 Term Loan Facility, as applicable, the Amended PK Air Credit Facility Agreement and the Amended Macquarie Term Loan Documents, shall have valid, binding, and enforceable Liens on the Collateral (or other property identified as “Collateral” therein) specified in, and to the extent required by, the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, the Amended PK Air Loan Documents and the Amended Macquarie Term Loan Documents, as applicable, provided that no such Liens shall apply to those certain certificates of deposit assigned to Hancock Whitney Bank designated as CD# 707747 which secures Letter of Credit #7348399 in the amount of $195,000.00; CD# 707748 which secures Letter of Credit #5512899 in the amount of $235,000.00; CD# 707749 which secures Letter of Credit #3874799 in the amount of $250,000.00; and CD# 727158 which secures its card account, whose last four digits are #2374 in the amount of $112,000.00, as well as CD# 727161 which secures its card account, whose last four digits are #6554 in the amount of $70,000.00.

33. To the extent granted, the guarantees, mortgages, pledges, Liens and other security interests granted pursuant to either the Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, the Amended PK Air Loan Documents and the Amended Macquarie Loan Documents are granted in good faith as an inducement to the lenders under either the Exit Facility or the Amended and Restated 2019 Term Loan Facility, as applicable, the Amended PK Air Loan Documents and the Amended Macquarie Term Loan Documents to extend credit thereunder and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, recharacterization, or subordination (whether contractual or otherwise) for any purposes whatsoever, and the priorities of any such Liens and security interests shall be as set forth in the relevant Exit Facility Documents or the Amended and Restated 2019 Term Loan Documents, as applicable, the Amended PK Air Loan Documents and the Amended Macquarie Term Loan Credit Facility. The Reorganized Debtors and the persons and entities granted such Liens are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens to third parties.

XIX.	Executory Contracts and Unexpired Leases

34. Unless otherwise assumed or rejected pursuant to an order of the Court (including the Milestone Settlement Order and the Macquarie Settlement Order) entered prior to the Effective Date, on the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed pursuant to section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases. The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts to Affiliates.

35. All of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, including the D&O Liability Insurance Policies, are treated as and deemed to be Executory Contracts under the Plan, and shall also be deemed assumed as of the Effective Date. Notwithstanding any other provisions of the Plan or the Confirmation Order, with respect to their insurance policies, the Debtors are authorized to: (i) pay all insurance obligations in connection with their insurance, (ii) maintain and administer their insurance policies and honor and pay all claims, including but not limited to deductible amounts and self-insured retention amounts, and other costs and expenses related thereto, whether arising prior to or after the Petition Date and (iii) pay any undisputed prepetition amounts that are later determined to be due and owing as a result of an audit, including any additional fees and costs imposed as a result of any audit.

36. To the extent the Debtors assume the Debtors’ self-funded employee health benefits plan (“Health Plan”) and that certain Master Services Agreement No. MSA-476690 dated January 1, 2010 (the “Master Services Agreement”), through which Aetna Life Insurance Company (“Aetna”) administers the Health Plan, Aetna’s rights are hereby reserved to recover from the Debtors and Reorganized Debtors all amounts that become due to Aetna in the ordinary course under the Health Plan and the Master Services Agreement. This reservation includes without limitation, Aetna’s right to recover from the Debtors and Reorganized Debtors all amounts under the Health Plan and/or the Master Services Agreement which have been accrued but not yet submitted to or processed by Aetna, without regard to whether the dates of service for such benefits were prior to or after the Effective Date.

37. The Backstop Commitment Agreement and the Restructuring Support Agreement, which are hereby approved on a final basis, shall also be assumed on the Effective Date.

38. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, shall survive and remain unaffected.

39. If certain, but not all, of a contract counterparty’s Executory Contracts and/or Unexpired Leases are assumed pursuant to the Plan, such counterparty’s Executory Contracts and/or Unexpired Leases that are being rejected pursuant to the Plan are deemed severable agreements that are not integrated with those Executory Contracts and/or Unexpired Leases that are being assumed pursuant to the Plan.

XX.	BRS Investor Group

40. For purposes of the third-party release set forth in Article VIII.C and solely with respect to securities class action claims that have been asserted against the previously named Individual Defendants (the “Named Defendants”) in the securities litigation styled: In re Bristow Group Inc. Securities Litigation, Case No. 19-cv-00509 (KPE), in the United States District Court for the Southern District of Texas, Houston Division (“Securities Litigation”), the term “Releasing Parties” shall not include Persons or Entities that purchased or otherwise acquired Existing Interests between February 8, 2018 and February 12, 2019, inclusive, that are seeking to pursue remedies under the Securities Exchange Act of 1934 (collectively, the “Securities Class Members”), provided that (i) any recovery, if any, under or payment of proceeds of or settlement in such action or on account of such Claims is limited solely to amounts recoverable under the D&O Liability Insurance Policies, (ii) the Securities Class Members shall be deemed to have waived any portion of any judgment that would (a) otherwise have to be satisfied by (x) an unexhausted self-insured retention or deductible payable by the Debtors or (y) the Named Defendants personally or their assets, or (b) otherwise not be covered by the D&O Liability Insurance Policies, (iii) the Securities Class Members shall not seek, and shall not be entitled to, any recovery from the Debtors, the Estates, the Reorganized Debtors and/or the assets of any of the foregoing other than the D&O Liability Insurance Policies; (iv) nothing in this paragraph shall affect the Debtors’ release of the Named Defendants pursuant to Article VIII.B of the Plan, it being understood that the Securities Class Members shall be enjoined from asserting or prosecuting any derivative claim by or on behalf of the Debtors or the Reorganized Debtors, and (v) all proofs of claim filed by the Securities Class Members or their counsel, including without limitation Proof of Claim No. 107, filed in the name “BRS Investor Group, as Lead Plaintiff in the Consolidated Action (as set forth in the Addendum)” are hereby deemed withdrawn with prejudice except as provided for in this first sentence of this paragraph. For the avoidance of doubt, all claims and defenses of the Debtors, the Reorganized Debtors, the Named Defendants and the insurers under the D&O Liability Insurance Policies are preserved and the inclusion of this paragraph in the Confirmation Order is not a determination of any claim or issue in the Securities Litigation. For the further avoidance of doubt, nothing in this paragraph shall give rise to or provide a basis for the Named Defendants to assert a general unsecured claim against any of the Debtors in the Chapter 11 Cases.

41. Nothing in the Plan or Confirmation Order shall (a) constitute a finding or stipulation that any proceeds of any of the D&O Liability Insurance Policies are property of the Estate, (b) modify or supersede any provision (including but not limited to any priority of payments provision) of any of the D&O Liability Insurance Policies, or (c) otherwise preclude any Person entitled to coverage under the D&O Liability Insurance Policies from seeking recovery under or payment of proceeds of any such D&O Liability Insurance Policy in accordance with the terms thereof.

XXI.	Miscellaneous

42. After the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to file with the Court or serve on any parties reports that the Debtors or Reorganized Debtors, as applicable, were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date), ordinary course professional reports, reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Case, including the Final Cash Collateral Order and the DIP Order, and monthly or quarterly reports for Professionals; provided, however, that the Debtors or Reorganized Debtors, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements.

43. On the Effective Date (or, to the extent not known or submitted to the Debtors for payment as of the Effective Date, promptly following receipt of an invoice therefor, whether incurred before or after the Effective Date) and to the extent invoiced in accordance with the terms of applicable engagement letter (and, for the avoidance of doubt, no invoices be required to include itemized time detail), the Debtors or the Reorganized Debtors, as applicable, shall pay all Transaction Expenses not previously paid pursuant to an order of the Bankruptcy Court in accordance with the Article XIII.F of the Plan.

44. Except as otherwise set forth herein, this Court retains jurisdiction over all matters arising out of or related to these Chapter 11 Cases and the Plan, including the matters set forth in Article XI of the Plan.

45. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order shall be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Court is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified except as provided by the Plan or this Confirmation Order; and (c) nonseverable and mutually dependent.

46. Subject to the terms of the Plan, the Restructuring Support Agreement, and the Backstop Commitment Agreement, respectively, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Article X.A of the Plan, without further order of this Court.

47. Notwithstanding Bankruptcy Rule 3020(e), the terms and conditions of this Confirmation Order will be effective and enforceable immediately upon its entry.

Signed: October 08, 2019

DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan

[See Exhibit 2.1 attached to this Current Report on Form 8-K]

Exhibit B

Confirmation Notice

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
BRISTOW GROUP INC., et al.,[1]	)	Case No. 19-32713 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (A) ENTRY OF CONFIRMATION ORDER (I) APPROVING

THE DISCLOSURE STATEMENT, (II) CONFIRMING THE AMENDED JOINT

CHAPTER 11 PLAN OF REORGANIZATION OF BRISTOW GROUP INC. AND ITS

DEBTOR AFFILIATES, AS FURTHER MODIFIED, AND (III) GRANTING RELATED

RELIEF; AND (B) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on [•], 2019, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered an order [Docket No. [•]] (the “Confirmation Order”) approving the Amended Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. And Its Debtor Affiliates, as Modified [Docket No. 590] and confirming the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. And Its Debtor Affiliates, as Further Modified [Docket No. 742] (with all supplements and exhibits thereto, the “Plan”),2 attached as Exhibit A to the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [•], 2019.

PLEASE TAKE FURTHER NOTICE that pursuant to Article V.B of the Plan, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors,

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are: Bristow Group Inc. (9819), BHNA Holdings Inc. (8862), Bristow Alaska Inc. (8121), Bristow Helicopters Inc. (8733), Bristow U.S. Leasing LLC (2451), Bristow U.S. LLC (2904), BriLog Leasing Ltd. (9764), and Bristow Equipment Leasing Ltd. (9303). The corporate headquarters and the mailing address for the Debtors listed above is 2103 City West Blvd., 4th Floor, Houston, Texas 77042.

[2]	Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan or the Confirmation Order, as applicable.

the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary.

PLEASE TAKE FURTHER NOTICE that, except with respect to Administrative Claims that are Professional Fee Claims or as otherwise set forth in the Plan, requests for payment of an Allowed Administrative Claim other than requests for payment of Administrative Claims arising in the ordinary course of business must be Filed with the Bankruptcy Court no later than 30 days after the Effective Date (the “Administrative Claims Bar Date”). HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE THAT DO NOT FILE AND SERVE SUCH A REQUEST BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED COMPROMISED, SETTLED, AND RELEASED AS OF THE EFFECTIVE DATE. FOR THE AVOIDANCE OF DOUBT, HOLDERS OF DIP FACILITY CLAIMS SHALL NOT BE REQUIRED TO FILE OR SERVE ANY REQUEST FOR PAYMENT OF SUCH DIP FACILITY CLAIMS.

PLEASE TAKE FURTHER NOTICE that, unless otherwise ordered by the Bankruptcy Court, all final requests for payment of Professional Fee Claims must be Filed with the Bankruptcy Court no later than 45 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

PLEASE TAKE FURTHER NOTICE that the Plan, the Plan Supplement, the Confirmation Order, and copies of all documents Filed in these Chapter 11 Cases are available free of charge by visiting https://cases.primeclerk.com/Bristow or by calling the Debtors’ restructuring hotline at (844) 627-6967. You may also obtain copies of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.nysb.uscourts.gov.

2

Houston, Texas

Dated: [    ], 2019

Respectfully submitted,

BAKER BOTTS L.L.P.	WACHTELL, LIPTON, ROSEN & KATZ

/s/ Draft
James R. Prince, State Bar No. 00784791	Richard G. Mason (pro hac vice)
Omar J. Alaniz, State Bar No. 24040402	Amy R. Wolf (pro hac vice)
Kevin Chiu, State Bar No. 24109723	WACHTELL, LIPTON, ROSEN & KATZ
BAKER BOTTS L.L.P.	51 West 52nd Street
2001 Ross Avenue, Suite 900	New York, New York 10019
Dallas, Texas 75201-2980	Telephone: (212) 403-1000
Telephone: (214) 953-6500	Facsimile: (212) 403-2000
Facsimile: (214) 953-6503	Email: rgmason@wlrk.com
Email: jim.prince@bakerbotts.com	arwolf@wlrk.com
omar.alaniz@bakerbotts.com
kevin.chiu@bakerbotts.com
Proposed Co-Counsel to the Debtors and Debtors in Possession
-and-

Emanuel C. Grillo (pro hac vice)
Chris Newcomb (pro hac vice)
BAKER BOTTS L.L.P.
30 Rockefeller Plaza
New York, New York 10112-4498
Telephone: (212) 408-2500
Facsimile: (212) 408-2501
Email: emanuel.grillo@bakerbotts.com
chris.newcomb@bakerbotts.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CONTACT PRIME CLERK LLC BY CALLING (844) 627-6967.

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